1 HomeTrust Bancshares, Inc. Expands into Attractive Virginia Markets Through Acquisition of Blue Ridge Bankshares, Inc. ASHEVILLE, NC and RICHMOND, VA — August 17, 2026 — HomeTrust Bancshares, Inc. (NYSE: HTB) (“HomeTrust”), the holding company of HomeTrust Bank, and Blue Ridge Bankshares, Inc. (NYSEAM: BRBS) (“Blue Ridge”), the holding company of Blue Ridge Bank, National Association (“Blue Ridge Bank”), today jointly announced the signing of a definitive merger agreement (“Agreement”), pursuant to which HomeTrust will acquire Blue Ridge in an all-stock transaction valued at approximately $448.1 million. The acquisition expands HomeTrust’s footprint into desirable Virginia markets, creating a commercial bank with over $7 billion in assets and over 60 locations across the Southeast. Leveraging HomeTrust’s demonstrated performance improvement and merger experience, the combined company will be one of only three $5-10 billion major-exchange traded banks in the region, creating a market leading franchise well positioned for long-term growth and value creation for its stockholders. “We are thrilled about the proposed combination with Blue Ridge and welcoming their team and customers to HomeTrust. This represents a compelling opportunity to further expand our presence in the attractive Virginia market and accelerate our growth strategy,” said C. Hunter Westbrook, President and Chief Executive Officer of HomeTrust. “Blue Ridge brings a strong deposit franchise, a growing commercial loan portfolio, and deep local relationships that complement our existing footprint and capabilities. With our award-winning culture, combined size and capital strength, we are creating a more profitable, resilient, and relevant regional commercial bank, with top quartile earnings and continued recognition as an employer of choice.” Harry Golliday, Interim President and Chief Executive Officer of Blue Ridge, commented, “Blue Ridge has successfully completed a clean-up of legacy challenges and repositioned itself for profitability and growth. HomeTrust's own transformation from a legacy thrift into a high-performing commercial bank provides a proven roadmap, product suite and talent base to accelerate Blue Ridge's next chapter of success. I am excited for our customers to become part of the HomeTrust organization, which is dedicated to being a great regional community bank, and for our associates to belong to the strategy of being a ‘best place to work.’” Under the terms of the Agreement, Blue Ridge shareholders will receive 0.086 of a share of HomeTrust common stock for each share of Blue Ridge common stock. Based on HomeTrust’s 5-day volume-weighted average price of approximately $49.82 per share on August 14, 2026, the transaction would result in aggregate consideration of $448.1 million, or $4.28 per share. Holders of approximately 25% of Blue Ridge’s outstanding warrants have agreed to exchange their warrants for HomeTrust common stock. Remaining warrant holders have the right to do the same with their warrants or have their warrants rolled into newly issued HomeTrust warrants. The transaction is intended to qualify as a tax-free reorganization for federal income tax purposes. Upon completion, HomeTrust stockholders are expected to own approximately 65% of the combined company while Blue Ridge shareholders are expected to own approximately 35%. Two Blue Ridge directors will join the board of directors of HomeTrust and HomeTrust Bank. The transaction is expected to close early in the first quarter of 2027 and be accretive to earnings per share by approximately 30% assuming anticipated cost savings are fully achieved beginning in 2028. HomeTrust estimates dilution to tangible book value per share of approximately 8.3% at the closing of the transaction, with an earn-back period of approximately 3.25 years. The boards of HomeTrust and Blue Ridge unanimously approved the transaction, which is subject to regulatory approvals, HomeTrust and Blue Ridge stockholder approvals, and other customary conditions of closing. A copy of HomeTrust’s investor presentation may be accessed from HomeTrust’s August 17, 2026, Form 8-K filing with the Securities and Exchange Commission (the “SEC”) or under “Investor Relations” on HomeTrust’s website, www.htb.com.

2 Piper Sandler & Co. is serving as financial advisor and Silver Freedman, Taff & Tiernan LLP is serving as legal counsel to HomeTrust on the transaction. Stephens Inc. is serving as financial advisor and Williams Mullen is serving as legal counsel to Blue Ridge on the transaction. About HomeTrust Bancshares, Inc. HomeTrust Bancshares, Inc., headquartered in Asheville, North Carolina, is the holding company for HomeTrust Bank, a state- chartered community bank operating over 30 locations across North Carolina, South Carolina, East Tennessee, Southwest Virginia, and Georgia. With total assets of $4.4 billion as of June 30, 2026, the Company’s goal is to be a consistently high-performing regional community bank, guided by its strategy to be a best place to work. Reflecting this focus, the Company has been named one of Bank Director’s “Best U.S. Banks,” one of Forbes’ “America’s Best Banks,” one of S&P Global’s “Top 50 Community Banks,” and named to the 2026 and 2025 KBW Honor Rolls. In addition, the Company has been recognized as one of American Banker’s “Best Banks to Work For,” received a “Most Loved Workplace” certification by Best Practices Institute, named as one of Best Companies Group’s “America’s Best Workplaces,” as well as being named a “Best Place to Work” in all five states in which it operates. Visit HomeTrust's website at www.htb.com. About Blue Ridge Bankshares, Inc. Blue Ridge Bankshares, Inc. is the holding company for Blue Ridge Bank, N.A. and BRB Financial Group, Inc. Blue Ridge, through its subsidiaries and affiliates, provides a wide range of financial services including retail and commercial banking, and retail mortgage lending. Blue Ridge also provides investment and wealth management services and management services for personal and corporate trusts, including estate planning and trust administration. Visit Blue Ridge’s website at www.mybrb.com. No Offer or Solicitation This press release is not intended to and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus that meets the requirements of Section 10 of the Securities Act of 1933, as amended. Important Information and Where You Can Find It In connection with the proposed merger transaction, HomeTrust expects to file with the SEC a Registration Statement on Form S- 4 (the "Registration Statement") that will include a preliminary joint proxy statement of HomeTrust and Blue Ridge and a preliminary prospectus of HomeTrust (the "Joint Proxy Statement/Prospectus"), as well as other relevant documents concerning the proposed transaction. After the Registration Statement is declared effective, HomeTrust and Blue Ridge will mail a definitive Joint Proxy Statement/Prospectus to their stockholders and shareholders, respectively. This communication is not a substitute for the Joint Proxy Statement/Prospectus or Registration Statement or for any other document that HomeTrust or Blue Ridge may file with the SEC and send to their respective stockholders or shareholders in connection with the proposed merger transaction. Stockholders of HomeTrust and shareholders of Blue Ridge are urged to read carefully the Registration Statement and the Joint Proxy Statement/Prospectus regarding the proposed merger transaction when they become available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. Free copies of the Joint Proxy Statement/Prospectus included in the Registration Statement, as well as other filings containing information about HomeTrust, Blue Ridge, and the proposed transaction, may be obtained at the SEC's website (www.sec.gov). You will also be able to obtain these documents, free of charge, in the "Investor Relations" section of HomeTrust's website, www.htb.com, under "SEC Filings" in the "Financials & Filings" heading, and in the "Investor Relations" section of Blue Ridge’s website, www.mybrb.bank, under “SEC Filings” in the "Financials" heading or by requesting them in writing or by telephone from

3 HomeTrust at: HomeTrust Bancshares, Inc., 10 Woodfin Street, Asheville, North Carolina 28801, Attn: Tony J. VunCannon; Telephone (828) 350-3049 or by requesting them in writing or by telephone from Blue Ridge at: Blue Ridge Bankshares, Inc., 1801 Bayberry Court, Suite 101, Richmond, Virginia 23226, Attn: Judy C. Gavant; Telephone (804) 518-2606. Participants in Solicitation HomeTrust and Blue Ridge and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of HomeTrust and the shareholders of Blue Ridge in respect of the proposed merger transaction. Information regarding HomeTrust’s directors and executive officers is contained in HomeTrust’s definitive proxy statement on Schedule 14A filed with the SEC on April 7, 2026. Information regarding Blue Ridge’s directors and executive officers is contained in Blue Ridge’s definitive proxy statement on Schedule 14A filed with the SEC on April 30, 2026. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Joint Proxy Statement/Prospectus regarding the proposed merger transaction when it becomes available. Free copies of this document may be obtained as described above. Forward-Looking Statements This press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as "may," "should," "will," "could," "estimates," "predicts," "potential," "continue," "anticipates," "believes," "plans," "expects," "future," "intends," "projects," the negative of these terms and other comparable terminology. These forward-looking statements include, but are not limited to, statements regarding the outlook and expectations of HomeTrust and Blue Ridge with respect to the proposed merger transaction, the anticipated strategic and financial benefits of the proposed merger transaction, including the expected impact of the proposed merger transaction on HomeTrust’s or Blue Ridge’s future financial performance pending the completion of the proposed merger transaction and on HomeTrust's financial performance following the proposed merger transaction, and the timing of the closing of the proposed merger transaction. Forward-looking statements are neither historical facts, nor assurance of future performance. Instead, such statements are based on current beliefs, expectations and assumptions regarding the future of HomeTrust's and Blue Ridge’s respective businesses, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of HomeTrust’s or Blue Ridge’s control, and actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not unduly rely on any of these forward-looking statements. Any forward-looking statement is based only on information currently available and speaks only as of the date when made. HomeTrust and Blue Ridge undertake no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements contained in this press release are subject to, among others, the following risks, uncertainties and assumptions: • The possibility that the anticipated benefits of the proposed merger transaction, including anticipated cost savings and strategic gains, are not realized when expected or at all, including as a result of the impact of, or challenges arising from, the integration of Blue Ridge into HomeTrust or as a result of the strength of the economy, competitive factors in the areas where Blue Ridge and HomeTrust do business, or as a result of other unexpected factors or events; • The timing and completion of the proposed merger transaction is dependent on the satisfaction of customary closing conditions, and various other factors that cannot be predicted with precision at this point; • The occurrence of any event, change or other circumstances that could give rise to the right of HomeTrust, Blue Ridge or both to terminate the merger agreement; • Completion of the proposed merger transaction is subject to bank regulatory approvals and such approvals may not be obtained in a timely manner or at all or may be subject to conditions which may cause additional significant expense or delay the consummation of the proposed merger transaction; • Potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the proposed merger transaction;

4 • The diversion of attention and time by the respective management teams of HomeTrust and Blue Ridge from ongoing business operations and opportunities on merger-related matters; • The outcome of any legal proceedings related to the proposed merger transaction which may be instituted against HomeTrust or Blue Ridge; • Unanticipated challenges or delays in the integration of Blue Ridge’s business into HomeTrust’s business and/or the conversion of Blue Ridge’s operating systems and customer data onto HomeTrust’s may significantly increase the expense associated with the proposed merger transaction; and • Other factors that may affect future results of Blue Ridge and HomeTrust. These forward-looking statements are also subject to the principal risks and uncertainties applicable to Blue Ridge’s and HomeTrust’s respective businesses and activities generally that are disclosed in HomeTrust’s and Blue Ridge’s respective Annual Reports on Form 10-K for the year ended December 31, 2025 and in other documents HomeTrust and Blue Ridge file with the SEC. HomeTrust’s and Blue Ridge’s SEC filings are accessible on the SEC website at www.sec.gov. HomeTrust Contact Information C. Hunter Westbrook President and Chief Executive Officer (828) 365-7084 Tony J. VunCannon EVP, Chief Financial Officer, Corporate Secretary and Treasurer (828) 259-3939 Blue Ridge Contact Information Judy C. Gavant EVP and Chief Financial Officer, Investor Relations Professional (804) 518-2606